Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Third Quarter 2017 Results

– Consolidated Net Income of $23.9 Million –

– Consolidated Adjusted EBITDA of $75.5 Million –

– RevPAR Decrease of 0.6 Percent; Total RevPAR Decrease of 4.8 Percent, Compared to Third Quarter 2016 –

– Raises Full-Year Guidance Midpoint –

NASHVILLE, Tenn. (November 7, 2017) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2017.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “We are pleased with our third quarter 2017 results, which were in line with our expectations going into the year despite the hurricane-related disruption we experienced this quarter. The unusual hurricane season highlighted the resiliency of our unique model as we offset some of the storm-related disruption in our group business at Gaylord Palms with utility and remediation crews as well as storm-related transient business.

We were thrilled with our strong third quarter bookings for all future years, which nearly matched the record third quarter gross room night production we reported in 2016. The group segment continues to perform well overall, and with our growth projects at Gaylord Texan, Gaylord Opryland and our Gaylord Rockies joint venture project on time and on budget, we are poised to take full advantage of the demand we are seeing in the group market in the years to come.”

Third Quarter and Year-to-Date 2017 Results (As Compared to Third Quarter and Year-to-Date 2016) Included the Following:

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Δ	2017	2016	% Δ
Total Revenue	$264,724	$271,720	-2.6%	$839,544	$829,432	1.2%
Operating Income	$36,409	$46,567	-21.8%	$148,162	$152,306	-2.7%
Operating Income Margin	13.8%	17.1%	-3.3pt	17.6%	18.4%	-0.8pt
Net Income	$23,870	$33,593	-28.9%	$103,782	$111,270	-6.7%
Net Income Margin	9.0%	12.4%	-3.4pt	12.4%	13.4%	-1.0pt
Net Income per diluted share	$0.46	$0.66	-30.3%	$2.02	$2.17	-6.9%
Adjusted EBITDA	$75,507	$83,046	-9.1%	$254,556	$255,520	-0.4%
Adjusted EBITDA Margin	28.5%	30.6%	-2.1pt	30.3%	30.8%	-0.5pt
Funds From Operations (FFO)	$52,433	$60,315	-13.1%	$187,697	$193,195	-2.8%
FFO per diluted share	$1.02	$1.18	-13.6%	$3.66	$3.77	-2.9%
Adjusted FFO	$56,014	$65,618	-14.6%	$198,542	$203,754	-2.6%
Adjusted FFO per diluted share	$1.09	$1.28	-14.8%	$3.87	$3.97	-2.5%

For the Company’s definitions of Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

Operating Results

Hospitality Segment

For the three months and nine months ended September 30, 2017 and 2016, the Company reported the following:

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Δ	2017	2016	% Δ
Hospitality Revenue	$229,590	$241,019	-4.7%	$747,117	$747,539	-0.1%
Hospitality Operating Income	$36,478	$45,718	-20.2%	$150,053	$154,195	-2.7%
Hospitality Operating Income Margin	15.9%	19.0%	-3.1pt	20.1%	20.6%	-0.5pt
Hospitality Adjusted EBITDA	$69,309	$76,908	-9.9%	$242,258	$244,751	-1.0%
Hospitality Adjusted EBITDA Margin	30.2%	31.9%	-1.7pt	32.4%	32.7%	-0.3pt
Hospitality Performance Metrics
Occupancy	75.5%	75.5%	0.0pt	75.0%	74.6%	0.4pt
Average Daily Rate (ADR)	$174.20	$175.22	-0.6%	$185.08	$182.46	1.4%
RevPAR	$131.56	$132.32	-0.6%	$138.73	$136.08	1.9%
Total RevPAR	$300.45	$315.50	-4.8%	$329.48	$328.79	0.2%
Gross Definite Rooms Nights Booked	605,889	606,960	-0.2%	1,633,890	1,597,619	2.3%
Net Definite Rooms Nights Booked	482,732	502,564	-3.9%	1,179,521	1,251,086	-5.7%
Group Attrition (as % of contracted block)	15.5%	13.4%	2.1pt	13.7%	12.4%	1.3pt
Cancellations ITYFTY (1)	12,749	6,871	85.5%	45,472	35,383	28.5%

(1)	“ITYFTY” represents In The Year For The Year.

For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for third quarter 2017 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for third quarter 2017 for the Hospitality segment and at each property include:

•

Hospitality Segment: Total revenue for the third quarter 2017 decreased 4.7 percent to $229.6 million compared to third quarter 2016. Total RevPAR declined by 4.8 percent for the quarter primarily due to an unfavorable group mix shift from premium corporate and association groups to groups with lower outside-the-room spending profiles across our Gaylord Hotels properties, as compared to third quarter 2016, and the Jewish holiday shift from fourth quarter 2016 to third quarter 2017. We estimate that the Jewish holiday shift represented approximately 50 basis points of the third quarter 2017 Total RevPAR decline as compared to third quarter 2016. In addition, the Hospitality segment was adversely impacted by Hurricanes Harvey and Irma at Gaylord Texan and Gaylord Palms, respectively. Occupancy for the quarter across the Hospitality segment was flat despite difficult year-over-year comparisons and the impact of hurricanes in the quarter, due primarily to an increase in transient business for the segment. In The Year, For The Year cancellations and attrition were elevated in the third quarter 2017, as compared to third quarter 2016, due primarily to hurricane-related impacts. Hospitality segment operating income declined by 20.2 percent to $36.5 million in the third quarter of 2017, as compared to the third quarter of 2016. Operating income margin for the segment declined by just over 300 basis points to 15.9 percent. Hospitality segment Adjusted EBITDA declined 9.9 percent as compared to the third quarter of 2016, and Adjusted EBITDA margin decreased by 170 basis points to 30.2 percent.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Gaylord Opryland	2017	2016	% Δ	2017	2016	% Δ
Revenue	$76,237	$78,840	-3.3%	$231,459	$234,062	-1.1%
Operating Income	$17,156	$21,657	-20.8%	$53,574	$59,565	-10.1%
Operating Income Margin	22.5%	27.5%	-5.0pt	23.1%	25.4%	-2.3pt
Adjusted EBITDA	$25,921	$29,117	-11.0%	$78,809	$81,914	-3.8%
Adjusted EBITDA Margin	34.0%	36.9%	-2.9pt	34.0%	35.0%	-1.0pt
Occupancy	76.9%	75.0%	1.9pt	72.7%	74.5%	-1.8pt
Average daily rate (ADR)	$176.13	$172.90	1.9%	$177.82	$173.41	2.5%
RevPAR	$135.53	$129.63	4.6%	$129.32	$129.27	0.0%
Total RevPAR	$286.93	$296.98	-3.4%	$293.57	$296.28	-0.9%

•

Gaylord Opryland: Total revenue for third quarter 2017 declined by 3.3 percent to $76.2 million, compared to third quarter 2016. RevPAR increased 4.6 percent in the third quarter as compared to third quarter 2016, aided by a 1.9 point increase in occupancy and a 1.9 percent increase in ADR. Total RevPAR decreased 3.4 percent in the third quarter as compared to third quarter 2016, due to a mix shift from corporate groups in the third quarter of 2016 to other groups that typically spend less on food and beverage than corporate groups. In addition, the inclusion of a large cancellation fee in third quarter 2016 impacted year-over-year comparisons for operating income and Adjusted EBITDA. Operating income decreased 20.8 percent to $17.2 million in the third quarter of 2017, compared to the third quarter of 2016. Adjusted EBITDA decreased 11.0 percent to $25.9 million compared to third quarter 2016. There were approximately 12,250 room nights out of service during the third quarter of 2017 due to planned room renovations, compared to 19,700 room nights out of service in the third quarter of 2016. Work continued during the quarter on SoundWaves, Gaylord Opryland’s new $90 million resort water feature, which remains on time and on budget with an anticipated opening in late 2018.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Gaylord Palms	2017	2016	% Δ	2017	2016	% Δ
Revenue	$37,238	$42,207	-11.8%	$139,619	$143,649	-2.8%
Operating Income	$3,108	$4,716	-34.1%	$25,609	$27,657	-7.4%
Operating Income Margin	8.3%	11.2%	-2.9pt	18.3%	19.3%	-1.0pt
Adjusted EBITDA	$9,141	$10,799	-15.4%	$43,755	$45,832	-4.5%
Adjusted EBITDA Margin	24.5%	25.6%	-1.1pt	31.3%	31.9%	-0.6pt
Occupancy	73.3%	73.4%	-0.1pt	77.8%	77.8%	0.0pt
Average daily rate (ADR)	$153.62	$151.02	1.7%	$181.32	$171.70	5.6%
RevPAR	$112.59	$110.88	1.5%	$141.05	$133.63	5.6%
Total RevPAR	$285.85	$323.99	-11.8%	$361.18	$371.11	-2.7%

•	Gaylord Palms: Total revenue decreased 11.8 percent to $37.2 million in third quarter 2017, compared to third quarter 2016, driven mostly by a shift in group mix and an increase in cancellations and attrition in the quarter resulting from Hurricane Irma in September. The hotel experienced approximately 10,000 room night cancellations and attrition due to Hurricane Irma. A decline in food and beverage revenue driven by hurricane-related group cancellations contributed to a Total RevPAR decline of 11.8 percent in the third quarter as compared to third quarter 2016. Despite hurricane-related group cancellations, occupancy was flat compared to third quarter 2016, driven by an increase in room nights from utility companies related to the hurricane remediation efforts as well as storm-related transient business. In addition, the 2016 period included the collection of a large group contract settlement, which contributed to the Total RevPAR decline. Operating income declined by 34.1 percent to $3.1 million in the third quarter of 2017 compared to the third quarter of 2016. Adjusted EBITDA declined by 15.4 percent to $9.1 million compared to third quarter 2016.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Gaylord Texan	2017	2016	% Δ	2017	2016	% Δ
Revenue	$50,166	$52,482	-4.4%	$159,683	$162,503	-1.7%
Operating Income	$10,401	$11,787	-11.8%	$38,922	$41,743	-6.8%
Operating Income Margin	20.7%	22.5%	-1.8pt	24.4%	25.7%	-1.3pt
Adjusted EBITDA	$15,576	$16,847	-7.5%	$54,347	$56,833	-4.4%
Adjusted EBITDA Margin	31.0%	32.1%	-1.1pt	34.0%	35.0%	-1.0pt
Occupancy	75.0%	82.0%	-7.0pt	75.7%	78.3%	-2.6pt
Average daily rate (ADR)	$183.90	$186.55	-1.4%	$187.80	$190.09	-1.2%
RevPAR	$137.96	$152.98	-9.8%	$142.26	$148.84	-4.4%
Total RevPAR	$360.87	$377.54	-4.4%	$387.11	$392.51	-1.4%

•	Gaylord Texan: Total revenue decreased 4.4 percent to $50.2 million in third quarter 2017, compared to third quarter 2016, driven by an occupancy decrease of 7.0 points, which also led to decreased food and beverage revenue. RevPAR and Total RevPAR decreased by 9.8 percent and 4.4 percent, respectively, on a year-over-year basis, driven by a decrease in group occupancy and the effects of Hurricane Harvey during the quarter. Specifically, Gaylord Texan experienced approximately 2,400 room night cancellations and attrition in the third quarter 2017 as a result of hurricane-related travel disruptions. The property also faced a difficult year-over-year comparison, as last year’s high occupancy allowed it to leverage its fixed cost basis and drive higher incremental profitability. Operating income decreased 11.8 percent to $10.4 million in third quarter 2017, compared to third quarter 2016. Adjusted EBITDA declined 7.5 percent to $15.6 million, compared to third quarter 2016. The decreases in operating income and Adjusted EBITDA were driven primarily by the decline in overall occupancy, which was partially offset by a large cancellation fee collected in the quarter. The previously-announced room and meeting space expansion at Gaylord Texan continues to be on pace and on budget, with an anticipated opening in second quarter 2018.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Gaylord National	2017	2016	% Δ	2017	2016	% Δ
Revenue	$58,936	$61,000	-3.4%	$195,388	$188,705	3.5%
Operating Income	$4,309	$6,248	-31.0%	$27,170	$21,467	26.6%
Operating Income Margin	7.3%	10.2%	-2.9pt	13.9%	11.4%	2.5pt
Adjusted EBITDA	$16,500	$18,189	-9.3%	$58,580	$54,463	7.6%
Adjusted EBITDA Margin	28.0%	29.8%	-1.8pt	30.0%	28.9%	1.1pt
Occupancy	74.2%	72.4%	1.8pt	75.1%	69.8%	5.3pt
Average daily rate (ADR)	$184.89	$194.37	-4.9%	$201.77	$207.48	-2.8%
RevPAR	$137.13	$140.78	-2.6%	$151.47	$144.91	4.5%
Total RevPAR	$320.95	$332.19	-3.4%	$358.57	$345.04	3.9%

•	Gaylord National: Total revenue decreased 3.4 percent to $58.9 million in third quarter 2017 compared to third quarter 2016. While third quarter occupancy increased 1.8 points to 74.2 percent, a 4.9 percent decline in ADR year-over-year impacted RevPAR . The ADR decline coupled with lower food and beverage revenue impacted Total RevPAR. During the third quarter of 2017, the property attracted approximately 5,600 room nights attributed to the MGM National Harbor Casino (“MGM”) through packaging efforts over the July 4th and Labor Day holidays that featured discounted room rates. These efforts allowed the hotel to experiment with packaging opportunities and drive occupancy during traditionally low occupancy periods. Operating income declined by 31.0 percent to $4.3 million in the third quarter of 2017 compared to the third quarter of 2016. Adjusted EBITDA decreased 9.3 percent to $16.5 million in the third quarter of 2017 as compared to the third quarter of 2016.

Reed continued, “We are pleased with the performance our hotels delivered this quarter despite the anticipated mix shifts we experienced, which resulted in softer overall food and beverage demand and outside-the-room spending. In light of the significant disruption resulting from Hurricane Irma in the quarter, Gaylord Palms’ ability to achieve essentially flat occupancy levels is particularly noteworthy. At Gaylord National, our proximity to the nearby MGM continues to drive transient-related occupancy volumes. We believe we will be able to gradually increase ADR and outside-the-room spending associated with these guests in future periods as MGM continues to ramp up their operations and expand their customer base.”

Entertainment Segment

For the three and nine months ended September 30, 2017 and 2016, the Company reported the following:

	Three Months Ended			Nine Months Ended
($ in thousands)	September 30,			September 30,
	2017	2016	% Δ	2017	2016	% Δ
Revenue	$35,134	$30,701	14.4%	$92,427	$81,893	12.9%
Operating Income	$9,671	$9,964	-2.9%	$24,044	$22,418	7.3%
Operating Income Margin	27.5%	32.5%	-5.0pt	26.0%	27.4%	-1.4pt
Adjusted EBITDA	$12,768	$11,777	8.4%	$31,530	$27,796	13.4%
Adjusted EBITDA Margin	36.3%	38.4%	-2.1pt	34.1%	33.9%	0.2pt

Reed continued, “Our Entertainment segment had a tremendous third quarter that delivered solid top and bottom line performance as we continue to invest significantly in this segment’s future growth. During the quarter, we successfully opened Ole Red Tishomingo, and it has exceeded our performance expectations so far. We are enthusiastic about the continued progress on our growth projects, with our Opry City Stage joint venture set to open in Times Square at the end of November and our flagship Ole Red location in downtown Nashville set to open in the spring of 2018. We are also pleased to begin work in January on our $12 million expansion of the retail and parking areas of our Grand Ole Opry House complex, which we announced in October. These improvements will enable us to improve our guest experience and further capitalize on the growing demand for this beloved Nashville attraction.”

Corporate and Other Segment Results

For the three months and nine months ended September 30, 2017 and 2016, the Company reported the following:

Corporate Segment Results

	Three Months Ended			Nine Months Ended
($ in thousands)	September 30,			September 30,
	2017	2016	% Δ	2017	2016	% Δ
Operating Loss (1)	($9,740)	($9,115)	-6.9%	($25,935)	($24,307)	-6.7%
Adjusted EBITDA	($6,570)	($5,639)	-16.5%	($19,232)	($17,027)	-13.0%

(1)	Corporate operating loss for the three months and nine months ended September 30, 2017 and 2016 includes a non-cash net settlement charge of $1.2 million and $1.6 million, respectively, for the Company’s grandfathered defined benefit pension plan, which was a result of increased lump sum distributions.

Corporate and Other segment Operating Loss and Adjusted EBITDA for third quarter 2017, as compared to third quarter 2016, includes an increase in administrative and employment costs associated with supporting our growth initiatives within our Hospitality and Entertainment segments.

Dividend Update

The Company paid its third quarter 2017 cash dividend of $0.80 per share of common stock on October 13, 2017 to stockholders of record as of September 29, 2017. It is the Company’s current plan to distribute total 2017 annual dividends of approximately $3.20 per share in cash in equal quarterly payments with the remaining payment occurring in January of 2018. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of September 30, 2017, the Company had total debt outstanding of $1,566.8 million, net of unamortized deferred financing costs, and unrestricted cash of $62.7 million. As of September 30, 2017, $146.5 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.1 million in letters of credit, which left $551.4 million of availability for borrowing under the credit facility.

Guidance

The Company has raised the low end of its guidance range for 2017 RevPAR, Net Income, Adjusted EBITDA on a consolidated basis, Funds from Operation (FFO) and Adjusted FFO (AFFO) to reflect stronger performance expectations for fourth quarter 2017. The Company does not expect to update the guidance before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed continued, “The pace of future bookings remains strong, and we were pleased to build on last year’s record results with another solid quarter of performance. Group room nights on the books for 2017 are ahead of plan, and we expect to close out the year with good momentum. To that end, we are expecting fiscal year 2017 RevPAR growth in the range of 2.5% – 3% (increased from our prior guidance of 1% – 3%). We continue to expect Total RevPAR growth to be in the range of 1% – 2%.

Our net income guidance range for the full year is $153.5 to $158.2 million (increased from our prior guidance of $148.5 to $158.2 million). The low end of our Adjusted EBITDA guidance range for the Hospitality segment was raised to reflect a range of $340.0 to $344.0 million (increased from our prior guidance of $335.0 to $344.0 million), which primarily reflects an improvement in overall margins through profit improvement plans at our hotels.

Our 2017 Adjusted EBITDA guidance for the Entertainment segment is now $40.0 to $42.0 million (increased from our prior guidance of $37.0 to $40.0 million) and Corporate & Other guidance is now a loss of $26.0 to $25.0 million (increased from our prior guidance of a loss of $24.0 to $23.0 million). As a result of these changes, our guidance for 2017 Adjusted EBITDA on a consolidated basis is now $354.0 to $361.0 million (compared to our prior guidance of $348.0 to $361.0 million).”

($ in millions, except per share figures)	Updated Guidance Full Year 2017		Variance to Prior Guidance
	Low	High	Low	High
Hospitality RevPAR (1)	2.5%	3.0%	1.5pt	0.0pt
Hospitality Total RevPAR (1)	1.0%	2.0%	0.0pt	0.0pt
Net Income	$153.5	$158.2	$5.00	$—
Adjusted EBITDA
Hospitality (1)	$340.0	$344.0	$5.0	$—
Entertainment	40.0	42.0	3.0	2.0
Corporate and Other	(26.0)	(25.0)	(2.0)	(2.0)

Consolidated Adjusted EBITDA	$354.0	$361.0	$6.0	$—

Funds from Operations (FFO)	$265.1	$271.4	$6.0	$—
Adjusted FFO	$279.0	$285.7	$6.0	$—
Net Income per Diluted Share	$2.99	$3.08	$0.10	$—
FFO per Diluted Share	$5.17	$5.29	$0.12	$—
Estimated Diluted Shares Outstanding	51.3	51.3	—	—

(1)	Hospitality segment guidance assumes approximately 49,000 room nights out of service in 2017 due to the renovation of rooms at Gaylord Opryland. The out of service rooms is included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,811 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room overflow hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry, the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, refinancing plans, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Operating Income Margin by dividing consolidated, segment, or property-level GAAP Operating Income by consolidated, segment, or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income (loss) to Operating Income and Adjusted EBITDA and a reconciliation of segment, and property-level Operating Income to segment, and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.”

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate segment, or property-level Adjusted EBITDA Margin by dividing segment, or property-level Adjusted EBITDA by segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate Adjusted FFO to mean Net Income (loss) (computed in accordance with GAAP), excluding, to the extent the following adjustments occurred during the periods presented: non-controlling interests, and (gains) and losses from sales of property; depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and certain pro rata adjustments from joint ventures (which equals FFO). We then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, (gains) losses on extinguishment of debt and warrant settlements, and the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Shannon Sullivan, Director of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters or Sam Gibbons
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315 or (312) 445-2874
tsiefert@rymanhp.com	robert.winters@alpha-ir.com; sam.gibbons@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2017	2016	2017	2016
Revenues :
Rooms	$100,534	$101,085	$314,577	$309,385
Food and beverage	104,437	113,100	359,047	362,550
Other hotel revenue	24,619	26,834	73,493	75,604
Entertainment	35,134	30,701	92,427	81,893

Total revenues	264,724	271,720	839,544	829,432

Operating expenses:
Rooms	27,575	28,371	83,962	82,492
Food and beverage	62,649	64,790	200,091	201,045
Other hotel expenses	72,119	73,331	219,580	219,510
Management fees	4,708	4,408	16,417	15,246

Total hotel operating expenses	167,051	170,900	520,050	518,293
Entertainment	22,621	19,100	61,559	54,630
Corporate	9,220	8,447	24,324	22,315
Preopening costs	877	—	1,587	—
Depreciation and amortization	28,546	26,706	83,862	81,888

Total operating expenses	228,315	225,153	691,382	677,126

Operating income	36,409	46,567	148,162	152,306
Interest expense, net of amounts capitalized	(16,621)	(15,947)	(49,640)	(48,002)
Interest income	2,957	2,965	8,874	9,116
Loss from joint ventures	(899)	(638)	(2,616)	(2,086)
Other gains and (losses), net	2,554	2,468	1,024	2,288

Income before income taxes	24,400	35,415	105,804	113,622
Provision for income taxes	(530)	(1,822)	(2,022)	(2,352)

Net income	$23,870	$33,593	$103,782	$111,270

Basic net income per share	$0.47	$0.66	$2.03	$2.18

Fully diluted net income per share	$0.46	$0.66	$2.02	$2.17

Weighted average common shares for the period:
Basic	51,191	51,004	51,131	51,009
Diluted	51,376	51,270	51,331	51,279

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sept. 30,	Dec. 31,
	2017	2016
ASSETS:
Property and equipment, net of accumulated depreciation	$2,044,443	$1,998,012
Cash and cash equivalents—unrestricted	62,672	59,128
Cash and cash equivalents—restricted	14,703	22,062
Notes receivable	150,493	152,882
Investment in Gaylord Rockies joint venture	88,378	70,440
Trade receivables, net	56,684	47,818
Prepaid expenses and other assets	75,129	55,411

Total assets	$2,492,502	$2,405,753

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,566,754	$1,502,554
Accounts payable and accrued liabilities	198,290	163,205
Dividends payable	41,866	39,404
Deferred management rights proceeds	177,815	180,088
Deferred income taxes, net	969	1,469
Other liabilities	155,412	151,036
Stockholders’ equity	351,396	367,997

Total liabilities and stockholders’ equity	$2,492,502	$2,405,753

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2017		2016		2017		2016
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$264,724		$271,720		$839,544		$829,432
Net income	$23,870	9.0%	$33,593	12.4%	$103,782	12.4%	$111,270	13.4%
Provision for income taxes	530		1,822		2,022		2,352
Other (gains) and losses, net	(2,554)		(2,468)		(1,024)		(2,288)
Loss from joint ventures	899		638		2,616		2,086
Interest expense, net	13,664		12,982		40,766		38,886

Operating Income	36,409	13.8%	46,567	17.1%	148,162	17.6%	152,306	18.4%
Depreciation & amortization	28,546		26,706		83,862		81,888
Preopening costs	877		—		1,587		—
Non-cash ground lease expense	1,295		1,310		3,904		3,932
Equity-based compensation expense	1,741		1,532		4,954		4,594
Pension settlement charge	1,218		1,567		1,218		1,567
Interest income on Gaylord National bonds	2,886		2,951		8,748		9,045
Pro rata adjusted EBITDA from joint ventures	—		3		—		—
Other gains and (losses), net	2,554		2,468		1,024		2,288
(Gain) loss on disposal of assets	(19)		(58)		1,097		(100)

Adjusted EBITDA	$75,507	28.5%	$83,046	30.6%	$254,556	30.3%	$255,520	30.8%

Hospitality segment
Revenue	$229,590		$241,019		$747,117		$747,539
Operating income	$36,478	15.9%	$45,718	19.0%	$150,053	20.1%	$154,195	20.6%
Depreciation & amortization	26,061		24,401		76,786		75,051
Preopening costs	—		—		228		—
Non-cash lease expense	1,280		1,310		3,839		3,932
Interest income on Gaylord National bonds	2,886		2,951		8,748		9,045
Other gains and (losses), net	2,604		2,528		2,604		2,504
Loss on disposal of assets	—		—		—		24

Adjusted EBITDA	$69,309	30.2%	$76,908	31.9%	$242,258	32.4%	$244,751	32.7%

Entertainment segment
Revenue	$35,134		$30,701		$92,427		$81,893
Operating income	$9,671	27.5%	$9,964	32.5%	$24,044	26.0%	$22,418	27.4%
Depreciation & amortization	1,965		1,637		5,465		4,845
Preopening costs	877		—		1,359		—
Non-cash lease expense	15		—		65		—
Equity-based compensation	240		173		597		533
Pro rata adjusted EBITDA from joint ventures	—		3		—		—
Other gains and (losses), net	—		—		(431)		—
Loss on disposal of assets	—		—		431		—

Adjusted EBITDA	$12,768	36.3%	$11,777	38.4%	$31,530	34.1%	$27,796	33.9%

Corporate and Other segment
Operating loss	$(9,740)		$(9,115)		$(25,935)		$(24,307)
Depreciation & amortization	520		668		1,611		1,992
Equity-based compensation	1,501		1,359		4,357		4,061
Pension settlement charge	1,218		1,567		1,218		1,567
Other gains and (losses), net	(50)		(60)		(1,149)		(216)
(Gain) loss on disposal of assets	(19)		(58)		666		(124)

Adjusted EBITDA	$(6,570)		$(5,639)		$(19,232)		$(17,027)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2017	2016	2017	2016
Consolidated
Net income	$23,870	$33,593	$103,782	$111,270
Depreciation & amortization	28,546	26,706	83,862	81,888
Pro rata adjustments from joint ventures	17	16	53	37

FFO	52,433	60,315	187,697	193,195
Non-cash lease expense	1,295	1,310	3,904	3,932
Pension settlement charge	1,218	1,567	1,218	1,567
Pro rata adjustments from joint ventures	67	381	243	1,192
(Gain) loss on other assets	(19)	(49)	1,097	(59)
Write-off of deferred financing costs	—	—	925	—
Amortization of deferred financing costs	1,391	1,216	3,958	3,648
Deferred tax (benefit) expense	(371)	878	(500)	279

Adjusted FFO	$56,014	$65,618	$198,542	$203,754

Capital expenditures (1)	(13,560)	(12,318)	(42,055)	(41,809)

Adjusted FFO less maintenance capital expenditures	$42,454	$53,300	$156,487	$161,945

Basic net income per share	$0.47	$0.66	$2.03	$2.18
Fully diluted net income per share	$0.46	$0.66	$2.02	$2.17
FFO per basic share	$1.02	$1.18	$3.67	$3.79
Adjusted FFO per basic share	$1.09	$1.29	$3.88	$3.99
FFO per diluted share	$1.02	$1.18	$3.66	$3.77
Adjusted FFO per diluted share	$1.09	$1.28	$3.87	$3.97

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2017		2016		2017		2016
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$229,590		$241,019		$747,117		$747,539
Operating Income	$36,478	15.9%	$45,718	19.0%	$150,053	20.1%	$154,195	20.6%
Depreciation & amortization	26,061		24,401		76,786		75,051
Preopening costs	—		—		228		—
Non-cash lease expense	1,280		1,310		3,839		3,932
Interest income on Gaylord National bonds	2,886		2,951		8,748		9,045
Other gains and (losses), net	2,604		2,528		2,604		2,504
Loss on disposal of assets	—		—		—		24

Adjusted EBITDA	$69,309	30.2%	$76,908	31.9%	$242,258	32.4%	$244,751	32.7%

Occupancy	75.5%		75.5%		75.0%		74.6%
Average daily rate (ADR)	$174.20		$175.22		$185.08		$182.46
RevPAR	$131.56		$132.32		$138.73		$136.08
OtherPAR	$168.89		$183.18		$190.75		$192.71
Total RevPAR	$300.45		$315.50		$329.48		$328.79
Gaylord Opryland
Revenue	$76,237		$78,840		$231,459		$234,062
Operating Income	$17,156	22.5%	$21,657	27.5%	$53,574	23.1%	$59,565	25.4%
Depreciation & amortization	8,765		7,460		25,235		22,349

Adjusted EBITDA	$25,921	34.0%	$29,117	36.9%	$78,809	34.0%	$81,914	35.0%

Occupancy	76.9%		75.0%		72.7%		74.5%
Average daily rate (ADR)	$176.13		$172.90		$177.82		$173.41
RevPAR	$135.53		$129.63		$129.32		$129.27
OtherPAR	$151.40		$167.35		$164.25		$167.01
Total RevPAR	$286.93		$296.98		$293.57		$296.28
Gaylord Palms
Revenue	$37,238		$42,207		$139,619		$143,649
Operating Income	$3,108	8.3%	$4,716	11.2%	$25,609	18.3%	$27,657	19.3%
Depreciation & amortization	4,753		4,773		14,307		14,243
Non-cash lease expense	1,280		1,310		3,839		3,932

Adjusted EBITDA	$9,141	24.5%	$10,799	25.6%	$43,755	31.3%	$45,832	31.9%

Occupancy	73.3%		73.4%		77.8%		77.8%
Average daily rate (ADR)	$153.62		$151.02		$181.32		$171.70
RevPAR	$112.59		$110.88		$141.05		$133.63
OtherPAR	$173.26		$213.11		$220.13		$237.48
Total RevPAR	$285.85		$323.99		$361.18		$371.11
Gaylord Texan
Revenue	$50,166		$52,482		$159,683		$162,503
Operating Income	$10,401	20.7%	$11,787	22.5%	$38,922	24.4%	$41,743	25.7%
Depreciation & amortization	5,175		5,060		15,425		15,090

Adjusted EBITDA	$15,576	31.0%	$16,847	32.1%	$54,347	34.0%	$56,833	35.0%

Occupancy	75.0%		82.0%		75.7%		78.3%
Average daily rate (ADR)	$183.90		$186.55		$187.80		$190.09
RevPAR	$137.96		$152.98		$142.26		$148.84
OtherPAR	$222.91		$224.56		$244.85		$243.67
Total RevPAR	$360.87		$377.54		$387.11		$392.51
Gaylord National
Revenue	$58,936		$61,000		$195,388		$188,705
Operating Income	$4,309	7.3%	$6,248	10.2%	$27,170	13.9%	$21,467	11.4%
Depreciation & amortization	6,701		6,462		19,830		21,423
Preopening costs	—		—		228		—
Interest income on Gaylord National bonds	2,886		2,951		8,748		9,045
Other gains and (losses), net	2,604		2,528		2,604		2,504
Loss on disposal of assets	—		—		—		24

Adjusted EBITDA	$16,500	28.0%	$18,189	29.8%	$58,580	30.0%	$54,463	28.9%

Occupancy	74.2%		72.4%		75.1%		69.8%
Average daily rate (ADR)	$184.89		$194.37		$201.77		$207.48
RevPAR	$137.13		$140.78		$151.47		$144.91
OtherPAR	$183.82		$191.41		$207.10		$200.13
Total RevPAR	$320.95		$332.19		$358.57		$345.04
The AC Hotel at National Harbor
Revenue	$2,928		$2,598		$9,066		$7,432
Operating Income	$559	19.1%	$466	17.9%	$2,316	25.5%	$1,461	19.7%
Depreciation & amortization	322		316		969		948

Adjusted EBITDA	$881	30.1%	$782	30.1%	$3,285	36.2%	$2,409	32.4%

Occupancy	79.2%		71.5%		74.7%		66.7%
Average daily rate (ADR)	$178.48		$174.57		$201.36		$181.62
RevPAR	$141.30		$124.74		$150.34		$121.18
OtherPAR	$24.46		$22.30		$22.63		$20.09
Total RevPAR	$165.76		$147.04		$172.97		$141.27
The Inn at Opryland (1)
Revenue	$4,085		$3,892		$11,902		$11,188
Operating Income	$945	23.1%	$844	21.7%	$2,462	20.7%	$2,302	20.6%
Depreciation & amortization	345		330		1,020		998

Adjusted EBITDA	$1,290	31.6%	$1,174	30.2%	$3,482	29.3%	$3,300	29.5%

Occupancy	81.5%		81.0%		78.5%		77.4%
Average daily rate (ADR)	$132.16		$128.65		$138.60		$129.05
RevPAR	$107.70		$104.26		$108.74		$99.88
OtherPAR	$38.84		$35.37		$35.12		$34.89
Total RevPAR	$146.54		$139.63		$143.86		$134.77

(1)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE FOR FULL YEAR 2017
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$153,500	$158,200
Provision (benefit) for income taxes	2,500	3,000
Interest expense	70,500	69,000
Interest income on Gaylord National Bonds	(11,000)	(11,000)

Operating Income	215,500	219,200
Depreciation and amortization	111,500	113,000
Non-cash lease expense	5,000	5,000
Preopening expense	700	900
Equity based compensation	6,300	6,900
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	2,000	3,000
Interest income on Gaylord National Bonds	11,000	11,000

Adjusted EBITDA	$354,000	$361,000

Hospitality Segment
Operating Income	$220,000	$223,000
Depreciation and amortization	102,000	102,000
Non-cash lease expense	5,000	5,000
Other gains and (losses), net	2,000	3,000
Interest income on Gaylord National Bonds	11,000	11,000

Adjusted EBITDA	$340,000	$344,000

Entertainment Segment
Operating Income	$31,500	$32,200
Depreciation and amortization	7,000	8,000
Preopening expense	700	900
Equity based compensation	800	900

Adjusted EBITDA	$40,000	$42,000

Corporate and Other Segment
Operating Income	$(36,000)	$(36,000)
Depreciation and amortization	2,500	3,000
Equity based compensation	5,500	6,000
Pension settlement charge, Other	2,000	2,000

Adjusted EBITDA	$(26,000)	$(25,000)

Ryman Hospitality Properties, Inc.
Net income	$153,500	$158,200
Pro Rata FFO from Joint Ventures	100	150
Depreciation & amortization	111,500	113,000

Funds from Operations (FFO)	265,100	271,350
Pro Rata AFFO from Joint Ventures	250	350
(Gain) loss on Other Assets	1,000	1,200
Non-cash lease expense	5,000	5,000
Write-Off of Deferred Financing Costs	1,000	1,000
Amortization of DFC	5,000	5,200
Deferred tax expense	(350)	(400)
Pension settlement charge	2,000	2,000

Adjusted FFO	$279,000	$285,700